                                                             EXHIBIT 99.906.CERT

                     CERTIFICATIONS PURSUANT TO SECTION 906
                            OF THE SARBANES-OXLEY ACT

     John T. Genoy, President, and Gregory R. Kingston, Treasurer of SunAmerica
     Senior Floating Rate Fund, Inc. (the "registrant"), each certify to the best of his knowledge that:

1.   The attached Form N-CSR report of the registrant fully complies with the requirements of Sections 13(a) and 15(d) of the Securities Exchange Act of
     1934; and

2.   The information contained in such N-CSR report fairly represents, in all material respects, the financial conditions and results of operations of the registrant as of, and for, the periods presented in the report.

Dated: September 5, 2019

/s/ John T. Genoy
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    John T. Genoy
    President

/s/ Gregory R. Kingston
    ------------------------------------
    Gregory R. Kingston
    Treasurer